UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

September 3, 2013
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

                    (011) 972-3-7168383
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 3, 2013, the Registrant entered into a letter agreement (the “September Letter Agreement”) with Dr. Elie Gugenheim (“Dr. Gugenheim” or the “Investor”) further amending the Subscription Agreement entered into by the parties on March 7, 2013 (Exhibit 10.1 to the Registrant’s Form 8-K filed March 12, 2013) , in anticipation of entering into a share purchase agreement (the “SPA”) with respect to the investment by Dr. Gugenheim, or his assigns, of up to $3 million to purchase 18,297,848 shares of common stock, par value of $.0001 of the Registrant at an average price per share of $0.164.  On June 3, 2013 the SPA was amended by letter agreement extending the time period for completing the SPA from June 5, 2013 to September 9, 2013 and entering into the Second Tranche from August 31, 2013 to September 9, 2013.   The Registrant and Investor also entered into a Loan Agreement dated September 3, 2013 (the “Loan Agreement”) further described below.

The September Letter Agreement further amends the SPA to extend the time period for completing the SPA and entering into the Second Tranche from September 9, 2013 to until the later of (A) 45 days from the date the Registrant delivers to Dr. Gugenheim the Registrant’s complete and audited financial statements of the Israeli subsidiaries of the registrant for the years 2011, 2012 and for the nine months ended September 30, 2013 (the "Financial Statements"), or (B) December 31, 2013.

The September Letter Agreement also confirms the parties agreement that within thirty (30) days after the date thereof, they will negotiate and enter into an amendment to the Subscription Agreement that includes the terms and conditions set forth on a term sheet attached to the September Letter Agreement as Exhibit A.  The September Letter Agreement further confirms the parties understanding that, notwithstanding the extension above or the terms of the Subscription Agreement, if they fail to enter into the amendment to the Subscription Agreement as contemplated herein, Investor shall have the right, at its option, to realize the "Contemplated Transaction" (as defined in the Subscription Agreement) at an average price per share of the Registrant’s stock that reflects the fifteen percent (15%) discount provided pursuant to Section 10 of the Subscription Agreement. Such fifteen percent (15%) discount shall also apply to any conversion undertaken by Investor pursuant to a to be executed US $1 million Convertible Promissory Note to evidence the Loan Agreement.

The terms of the Loan Agreement are as follows: (i) the Loan, in the amount of US $1,000,000, shall be due and payable on demand by Dr. Gugenheim; (ii) to ensure the repayment of the Loan to Dr. Gugenheim, the CEO and controlling shareholder of the Registrant, Mr. Uri Nissani, will personally guarantee the repayment of the Loan so in any event that the Registrant does not comply with the terms of the Loan, then the responsibility for said repayment shall be transferred to Mr. Nissani in person; (iii)  in the event the Loan is not repaid to Dr. Gugenheim the amount of the Loan, at Dr. Gugenheim's option, may be applied against Dr. Gugenheim's investment obligations pursuant to the Subscription Agreement dated March 7, 2013, between Dr. Gugenheim and the Registrant.

For a more complete description of the proposed transaction see the Registrant’s Forms 8-K filed March 12, 2013 and June 4, 2013.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01

Item 3.02     Unregistered Sales of Equity Securities.

On March 7, 2013, the Registrant entered into a Subscription Agreement and Convertible Promissory Note with Dr. Gugenheim.  The Note is in  the amount of $1,000,000, with  interest of 10% payable per annum. Upon the conversion of the Note, the Registrant has agreed to issue Dr. Gugenheim 4,574,462 shares of common stock at a price per share of $0.218, and, if converted, any applicable interest will be waived.

On June 3, 2013 and September 3, 2013, the Subscription Agreement was amended extending the time granted to the Registrant to complete the SPA.  In addition, the September Letter Agreement also confirms the parties agreement that notwithstanding the extension of or the terms of the Subscription Agreement, if the parties fail to enter into the amendment to the Subscription Agreement as contemplated in the September Letter Agreement, the Investor shall have the right, at his option, to realize the "Contemplated Transaction" (as defined in the Subscription Agreement) at an average price per share of the Registrant's stock that reflects the fifteen percent (15%) discount provided pursuant to Section 10 of the Subscription Agreement. Such fifteen percent (15%) discount shall also apply to any conversion undertaken by the Investor pursuant to the US $1 million Convertible Promissory Note to evidence the Loan Agreement between Investor and the Registrant.

The Note and Shares, when and if issued, are being issued to Dr. Gugenheim or his assigns, upon reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933.

Item 9.01.    Financial Statements and Exhibits

(d)           Exhibits

10.4	Letter Agreement between Dr. Elie Gugenheim and Defense Industries International, Inc. dated September 3, 2013

10.5	Loan Agreement between Dr. Elie Gugenheim and Defense Industries International, Inc. dated September 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFENSE INDUSTRIES INTERNATIONAL, INC.
(Registrant)

By /s/Uri Nissani
Name: Uri Nissani
Chief Executive Officer and
President
Date: September 12, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.4	Letter Agreement between Dr. Elie Gugenheim and Defense Industries International, Inc. dated September 3, 2013
10.5	Loan Agreement between Dr. Elie Gugenheim and Defense Industries International, Inc. dated September 3, 2013